Exhibit 10.38

ZORAN CORPORATION
AMENDMENT OF
NONSTATUTORY STOCK OPTION AGREEMENT FOR OUTSIDE DIRECTORS

                THIS AMENDMENT OF NONSTATUTORY STOCK OPTION AGREEMENT FOR OUTSIDE DIRECTORS is made by and between Zoran Corporation, a Delaware corporation (the “Company”), and ______________ (the “Optionee”).

RECITALS

                WHEREAS, on __________, the Company granted the Optionee an option to purchase __________ shares of the Company’s common stock at a price of $_____ per share (the “Option”), which was evidenced by a form of Nonstatutory Stock Option Agreement for Outside Directors (the “Option Agreement”);

                WHEREAS, the Option Agreement currently provides for a one year post-termination exercise period following the Optionee’s termination of service if the termination was due to the Optionee’s death or Disability (as defined in the Option Agreement)  and a 3 month post-termination exercise period following the Optionee’s termination of service for terminations due to other reasons; and

                WHEREAS, the Company and the Optionee wish to amend the Option to provide that if the Optionee ceases to be a director due to the Optionee’s retirement, or if, after the Optionee has continuously served on the Board for two years, the Optionee’s service terminates because of the Optionee’s death or disability, the Option, to the extent unexercised and exercisable, shall be exercisable at any time prior to the Option Expiration Date (as defined in the Option Agreement) pursuant to the terms and conditions set forth below;

AGREEMENT

                NOW, THEREFORE, the Company and the Optionee agree as follows:

                1.             Effective Date.  This Amendment is effective as of ___________ ___, 2001.

                2.             Exercise Period Upon Retirement.  Notwithstanding any provisions of the Option Agreement to the contrary, the Option Agreement shall be amended as follows:

     a.             Section 7.1(a) is restated in its entirety to read as follows:

“(a) Disability.  If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date; provided, however, that if the Optionee has served continuously on the Board for at least 2 years prior to such termination of Service, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the Option Expiration Date.”

     b.             Section 7.1(b) is restated in its entirety to read as follows:

“(b) Death.  If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death) at any time prior to the expiration of one (1) year after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date; provided, however, that if the Optionee has served continuously on the Board for at least 2 years prior to such termination of Service, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death) at any time prior to the Option Expiration Date.  The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.”

     c.             Section 7.1 (c) is restated in its entirety to read as follows:

“(c) Retirement.  If the Optionee’s Service with the Participating Company Group is terminated because of the “Retirement” (as defined below) of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised at any time prior to the Option Expiration Date.  For purposes of this Option Agreement, “Retirement” shall mean a termination of the Optionee’s Service as a result of either of the following, provided that the Optionee has served continuously on the Board for at least 2 years: (i) the Optionee’s resignation from the Board or (ii) the expiration of the Optionee’s term as a Director of the Company after the Optionee has declined to stand for reelection.”

   d.             Section 7.1(c) shall be redesignated as Section 7.1(d) of the Option Agreement and shall read as follows:

“(d) Other Termination of Service.  If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability, death or Retirement, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within three (3) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.”

                3.             Continuation of Other Terms.  Except as set forth herein, all other terms and conditions of the Option Agreement shall remain in full force and effect.

                4.             Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

ZORAN CORPORATION

By:
Title:
OPTIONEE: